UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 14, 2008

STANLEY FURNITURE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1641 Fairystone Park Highway, Stanleytown, Virginia 24168
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 627-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    □ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    □ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On July 14, 2008, the Registrant issued a press release announcing second quarter 2008 operating results. The press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The financial results in the attached press release are in accordance with generally accepted accounting principles (GAAP). We have also included certain non-GAAP financial measures, because we believe that they provide useful information to investors to compare operating results to those of other periods by excluding the charge to earnings for the restructuring charge relating to the conversion of a manufacturing facility to a warehousing operation and the charge to earnings for the termination of our defined benefit pension plan that are not indicative of our core operating results. These measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for or superior to GAAP results.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On July 8, 2006, the Company announced that as part of its efforts to improve its cost structure it was eliminating the position of Vice President – Human Resources.  The employment of Dennis K. Taggart, who serves as Vice President – Human Resources, will terminate on July 31, 2008.

ITEM 9.01 Financial Statements and Exhibits.

99.1    Press release by Stanley Furniture Company, Inc. on July 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

July 14, 2008	By:
Date	Jeffrey R. Scheffer
President and Chief Executive Officer